EXHIBIT 99.4

CHECKFREE CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2007	June 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$102,374	$55,974
Settlement assets	141,182	127,661
Investments	66,392	139,153
Accounts receivable, net	220,891	221,320
Prepaid expenses and other assets	45,972	42,759
Deferred income taxes	10,189	10,189

Total current assets	587,000	597,056

PROPERTY AND EQUIPMENT, NET	143,636	156,113

OTHER ASSETS:
Capitalized software, net	3,266	3,668
Goodwill	1,020,985	1,027,512
Strategic agreements, net	74,827	81,063
Other intangible assets, net	142,069	140,804
Investments and restricted cash	44,750	47,390
Other noncurrent assets	12,149	11,426
Deferred income taxes	69,596	66,246

Total other assets	1,367,642	1,378,109

Total assets	$2,098,278	$2,131,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,262	$35,868
Settlement obligations	137,772	123,302
Accrued liabilities	81,968	100,944
Current portion of long-term obligations	123,915	206,022
Deferred revenue	78,252	79,391

Total current liabilities	445,169	545,527

ACCRUED RENT AND OTHER	12,336	4,663

DEFERRED INCOME TAXES	2,284	2,284

DEFERRED REVENUE	4,277	3,281

LIABILITY FOR UNRECOGNIZED TAX BENEFITS	26,476	—

CAPITAL LEASE AND LONG-TERM OBLIGATIONS, less current portion	75,300	68,021

STOCKHOLDERS’ EQUITY:
Preferred stock - 50,000,000 authorized shares, $0.01 par value; no amounts issued or outstanding	—	—
Common stock - 500,000,000 authorized shares, $0.01 par value; issued and outstanding 88,410,735 and 87,974,284 shares, respectively	884	880
Additional paid-in-capital	2,386,279	2,376,278
Accumulated other comprehensive gain	4,958	3,896
Accumulated deficit	(859,685)	(873,552)

Total stockholders’ equity	1,532,436	1,507,502

Total liabilities and stockholders’ equity	$2,098,278	$2,131,278

See Notes to the Interim Unaudited Consolidated Financial Statements

CHECKFREE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

Unaudited

(In thousands, except per share data)

	Three Months Ended September 30,
	2007	2006
REVENUES:
Processing and servicing	$218,114	$195,478
License fees	15,412	9,074
Maintenance fees	21,988	11,530
Professional fees	29,150	12,537

Total revenues	284,664	228,619

EXPENSES:
Cost of processing, servicing and support	118,237	92,849
Research and development	31,975	26,738
Sales and marketing	27,869	21,275
General and administrative	30,710	17,749
Depreciation and amortization	26,868	21,805

Total expenses	235,659	180,416

INCOME FROM OPERATIONS	49,005	48,203
OTHER:
Equity in net loss of joint venture	(423)	(458)
Interest income	2,121	3,581
Interest expense	(2,795)	(287)

INCOME BEFORE INCOME TAXES	47,908	51,039
INCOME TAX EXPENSE	18,061	19,822

NET INCOME	$29,847	$31,217

BASIC EARNINGS PER SHARE:
Basic income per share	$0.34	$0.35

Weighted average number of shares	88,231	89,962

DILUTED EARNINGS PER SHARE:
Diluted income per share	$0.33	$0.34

Weighted average number of shares	89,956	92,599

See Notes to the Interim Unaudited Consolidated Financial Statements

CHECKFREE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Unaudited

(In thousands)

	Three Months Ended September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income	$29,847	$31,217
Adjustments to reconcile net income to cash provided by operating activities:
Equity in net loss of joint venture	423	458
Depreciation and amortization	26,868	21,805
Expenses related to data center	—	1,021
Deferred income tax benefit	140	(860)
Equity-based compensation	3,061	3,865
Net loss on disposition of property and equipment	292	13
Changes in certain assets and liabilities (net of acquisitions):
Settlement assets and obligations	949	(1,074)
Accounts receivable	219	(9,692)
Prepaid expenses and other	3,939	7,484
Accounts payable	(11,930)	39
Accrued liabilities and other	(14,576)	(5,199)
Deferred revenue	(184)	(1,513)

Net cash provided by operating activities	39,048	47,564

INVESTING ACTIVITIES:
Purchase of property and software	(12,728)	(11,573)
Capitalization of software development costs	—	(236)
Purchase of property and equipment for data center facility	(4,100)	(526)
Purchase of investments-Available for sale	—	(99,527)
Proceeds from sales and maturities of investments—Available for sale	75,658	175,574
Proceeds from sale of long-lived assets	22,157	—
Purchase of other investments, net	224	(227)
Change in other assets	(9,823)	(4,902)

Net cash provided by investing activities	71,388	58,583

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	6,000	—
Principal payments on revolving credit facility	(88,000)	—
Principal payments under capital lease and other long-term obligations	(634)	(361)
Proceeds from exercise of stock options	6,567	620
Excess tax benefit from equity-based compensation	2,399	521
Purchase of treasury stock	—	(100,000)
Proceeds from associates stock purchase plan	1,603	1,530
Proceeds from data center facility credit line	7,813	643

Net cash used in financing activities	(64,252)	(97,047)

Effect of exchange rate changes on cash and cash equivalents	216	426

NET INCREASE IN CASH AND CASH EQUIVALENTS	46,400	9,526
CASH AND CASH EQUIVALENTS:
Beginning of period	55,974	173,083

End of period	$102,374	$182,609

See Notes to the Interim Unaudited Consolidated Financial Statements

CHECKFREE CORPORATION

NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Unaudited Interim Financial Information

Our unaudited consolidated financial statements and notes included in this Quarterly Report on Form 10-Q (“Form 10-Q”), are prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and include all of the information and disclosures required by generally accepted accounting principles in the United States of America for interim financial reporting. Our results of operations for the three months ended September 30, 2007 and 2006, are not necessarily indicative of our projected results for the full year.

Please read our consolidated financial statements in this Form 10-Q in conjunction with our consolidated financial statements, our significant accounting policies and our notes to the consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2007, which we filed with the SEC on August 24, 2007. In our opinion, our accompanying unaudited consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments), which are necessary for a fair representation of our financial results for the presented interim periods.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Accounting Standards 159, “The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS 159”), which permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS 159 are elective; however the amendment to FASB Standard No. 115 applies to all entities with available-for-sale and trading securities. The FASB’s stated objective in issuing this standard is to improve financial reporting by entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently, without having to apply complex hedging accounting provisions. The provisions of SFAS 159 are effective as of the beginning of our fiscal year 2009, and we are currently evaluating the impact of the adoption of SFAS 159 on our consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements” (“SFAS 157”), which is intended to provide guidance for using fair value to measure assets and liabilities. In general, this pronouncement is intended to establish a framework for determining fair value and to expand the disclosures regarding the determination of fair value. With certain financial instruments, a cumulative effect of a change in accounting principle may be required with the impact of the change recorded as an adjustment to beginning retained earnings. The provisions of SFAS 157 are effective as of the beginning of our fiscal year 2009, and we are currently evaluating the impact of the adoption of SFAS 157 on our consolidated financial statements.

2. Investments

Our investments consist of the following (in thousands):

	September 30, 2007	June 30, 2007
Available-for-sale	$183,264	$217,776
Other investments	4,312	4,539
Restricted cash	464	461
Less: amounts classified as cash equivalents	(76,898)	(36,233)

Total investments	$111,142	$186,543

The fair value of our available-for-sale securities is based on quoted market values or estimates from independent pricing services. We classify, in our consolidated balance sheet, our investments based on their expected maturities rather than contractual maturities. We classify auction rate preferred and debt instruments as available-for-sale rather than as cash and cash equivalents in our consolidated balance sheet. As of September 30, 2007 and June 30, 2007, we had approximately $46.0 million and $111.4 million in auction rate securities, respectively.

In the three month periods ended September 30, 2007 and 2006, available-for-sale investments matured in the amount of $75.7 million and $175.6 million respectively. We incurred no gross gains or losses on these sales during the three month periods ended September 30, 2007 and 2006, respectively.

3. Goodwill and Other Intangible Assets

As of September 30, 2007, our only non-amortizing intangible asset is goodwill. The changes in the carrying value of goodwill by segment from June 30, 2007, to September 30, 2007, were as follows (in thousands):

	Electronic Commerce	Software	Investment Services	Total
Balance as of June 30, 2007	$847,676	$140,860	$38,976	$1,027,512
Purchase price adjustments	(3,210)	1,637	(5,504)	(7,077)
Foreign currency adjustment	—	550	—	550

Balance as of September 30, 2007	$844,466	$143,047	$33,472	$1,020,985

The majority of the above purchase price adjustments are reallocations between our goodwill and intangible accounts. These changes occurred as we continued our valuations of our acquisitions of Upstream Technologies, LLC, Corillian Corporation, and Carreker Corporation all of which occurred in the fourth quarter of our fiscal year ended June 30, 2007.

The components of our various amortized intangible assets are as follows (in thousands):

	September 30, 2007	June 30, 2007
Capitalized software:
Product technology from acquisitions and strategic agreement	$168,022	$167,458
Internal development costs	34,774	34,773

Total	202,796	202,231
Less: accumulated amortization	199,530	198,563

Capitalized software, net	$3,266	$3,668

Strategic agreements:
Strategic agreements (1)	$744,423	$744,423
Less: accumulated amortization	669,596	663,360

Strategic agreements, net	$74,827	$81,063

Other intangible assets:
Tradenames	$54,611	$54,937
Customer base	154,650	151,868
Current technology	45,895	43,662
Money transfer licenses	1,700	1,700
Covenants not to compete	5,888	5,828

Total	262,744	257,995
Less: accumulated amortization	120,675	117,191

Other intangible assets, net	$142,069	$140,804

(1)	Strategic agreements primarily include certain entity-level covenants not to compete.

For the three month periods ended September 30, 2007 and 2006, amortization of intangible assets totaled $14.1 million and $11.6 million, respectively.

4. Reorganization Charges

During our fiscal year 2007, we made three acquisitions. We are committed to a plan of integration of certain activities with these acquisitions. These activities are accounted for in accordance with EITF 95-3, “Reorganization of Liabilities in Connection with a Purchase Business Combination.” These activities include primarily employee severance and related costs. In connection with those acquisitions, we accrued reorganization charges totaling approximately $10.3 million in fiscal year 2007. A charge of $6.1 million was recorded in our fiscal year 2007 Statement of Income as a result of severance and related costs associated with termination of a number of our associates in connection with our integration plans. The balance of the costs was included in the determination of the purchase price as it related to the acquired companies’ associates.

A summary of activity in the accrual related to our integration and reorganization activities is as follows: (in thousands):

Severance and Other Employee Costs
Balance as of June 30, 2007	$6,918
Reorganization charges, fiscal year 2008	1,440
Cash payments, fiscal year 2008	(4,262)

Balance as of September 30, 2007	$4,096

5. Sale-Leaseback

On August 20, 2007, we sold our Dublin, Ohio facility for $22.2 million. Simultaneously, we entered into a twelve-year lease with the facility’s new owner. The lease on the facility qualifies as an operating lease. The gain on the transaction was $7.5 million. The profit on the sale is less than the present value of the minimum lease payments over the lease term and therefore the entire amount of the gain was deferred and will be recognized ratably over the lease term as a reduction in rent expense. Of this amount, approximately $52,000 was recognized in the first quarter of fiscal year 2008.

The obligations for future minimum lease payments as of September 30, 2007 and the amortization of the remaining deferred gain are (in thousands):

Fiscal Year	Minimum Lease Payments	Deferred Gain Amortization	Net Rental Expense
2008	$1,493	$(523)	$970
2009	$1,792	$(628)	$1,164
2010	$1,792	$(628)	$1,164
2011	$1,792	$(628)	$1,164
2012	$1,792	$(628)	$1,164
Thereafter	$12,840	$(4,500)	$8,340

6. Common Stock

On August 1 and November 6, 2006, we announced that our board of directors had approved separate stock repurchase programs under which for each program we could repurchase up to $100.0 million of our common stock through August 1, 2007. During the quarters ended September 30, 2006 and December 31, 2006, we repurchased a total of 2,637,747 and 1,273,807 shares of common stock for aggregate prices of $100.0 million and $50.0 million, respectively. The repurchased shares were immediately retired and cancelled.

7. Equity-Based Compensation

On July 1, 2005, we adopted, SFAS 123(R), “Share Based Payment” (“SFAS 123(R)”) using the modified prospective method. SFAS 123(R) requires all share-based payments to employees to be recognized in the financial statements based on their fair values and did not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123, “Accounting for Stock Based Compensation” (“SFAS 123”), as originally issued and Emerging Issues Task Force (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

In November 2002, our stockholders approved the 2002 Stock Incentive Plan (the “2002 Plan”). Under the provisions of the 2002 Plan, we have the ability to grant incentive or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, performance units or performance shares for not more than 6,000,000 shares of common stock (such shares to be supplied from the 12,000,000 shares approved for the 1995 Stock Option Plan (the “1995 Plan”)) to certain of our key employees, officers and non-employee directors. The terms of the options, SARs, restricted stock, performance units or performance shares granted under the 2002 Plan are determined by a committee of our Board of Directors, however, in the event of a change in control as defined in the 2002 Plan, they shall become immediately exercisable. At September 30, 2007, there were 2,592,599 additional shares available for grant under the 2002 Plan.

In the event that shares purchased through the exercise of incentive stock options are sold within one year of exercise, we are entitled to a tax deduction. The tax benefit of the deduction is not reflected in our consolidated statements of operations but is reflected as an increase in additional paid-in capital.

As of September 30, 2007, we have three types of share-based payment arrangements with our associates; stock options, restricted stock and associate stock purchase plan.

Stock Options

The following table summarizes the activity of stock options under our 1995 and 2002 Plans, from July 1, 2007 to September 30, 2007:

	Number of Options	Weighted Average Remaining Contractual Term	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding - Beginning of year	2,937,117		$31.78
Granted	—		$—
Exercised	(240,386)		$27.06	$2,219,000
Cancelled	(12,974)		$41.15

Outstanding - End of period	2,683,757	4.3 years	$32.26	$38,595,000

Options exercisable at end of period	2,478,268	4.3 years	$31.93	$36,215,000
Options vested and expected to vest at end of period	2,665,882	4.3 years	$32.06	$28,462,000

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We did not have any options granted during the three month period ended September 30, 2007.

In the three months ended September 30, 2007 and 2006, we recognized equity-based compensation expense of approximately $0.6 million and $1.2 million related to the vesting of stock options. As of September 30, 2007, we had approximately $2.9 million of unrecognized compensation related to non-vested stock options, which we will record in our statement of operations over a weighted average recognition period of approximately 2 years.

Restricted Stock

The following table summarizes the activity of restricted stock under our 2002 Plan, from July 1, 2007 to September 30, 2007:

	Number of Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding - Beginning of year	797,383	$34.84
Granted	331,017	$45.11
Vested	(231,856)	$25.53
Cancelled	(5,653)	$38.57

Outstanding - End of period	890,891	$41.06

In the three months ended September 30, 2007 and 2006, we recognized equity-based compensation expense of approximately $2.2 million and $2.3 million, related to the vesting of shares of restricted stock. As of September 30, 2007, we had approximately $20.2 million of unrecognized compensation related to non-vested shares of restricted stock which we will record in our statement of operations over a weighted average recognition period of approximately five years.

8. Earnings Per Share

The following table sets forth the calculation of basic and diluted earnings per share in accordance with SFAS 128 (in thousands, except per share amounts):

	Three Months Ended
	September 30, 2007			September 30, 2006
	Net Income (Numerator)	Weighted Average Shares (Denominator)	Earnings Per Share	Net Income (Numerator)	Weighted Average Shares (Denominator)	Earnings Per Share
Basic EPS	$29,847	88,231	$0.34	$31,217	89,962	$0.35

Effect of dilutive securities:
Options and warrants	—	1,725		—	2,637

Diluted EPS	$29,847	89,956	$0.33	$31,217	92,599	$0.34

The weighted-average diluted common shares outstanding for the three month periods ended September 30, 2007 and 2006 excludes the effect of approximately 0.4 million and 0.8 million out-of-the-money options and warrants, respectively, as their effect would be anti-dilutive.

9. Comprehensive Income

We report comprehensive income in accordance with SFAS 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 requires disclosure of total non-shareowner changes in equity and its components. Total non-shareowner changes in equity include all changes in equity during a period except those resulting from investments by and distributions to shareowners. The components of accumulated other comprehensive loss, which is a component of stockholders’ equity on our consolidated balance sheet, applicable to us are (i) unrealized gains or losses on our available-for-sale securities and (ii) unrealized foreign currency translation differences. As a result, we are required to report the components of our comprehensive income, which are as follows (in thousands):

	Three Months Ended September 30,
	2007	2006
Net income	$29,847	$31,217
Other comprehensive income (loss):
Foreign currency translation adjustments	580	(1)
Unrealized holding gains on investments, net of tax	482	779

Comprehensive income	$30,909	$31,995

10. Supplemental Disclosure of Cash Flow Information (in thousands)

	Three Months Ended September 30,
	2007	2006
Interest paid	$969	$51

Income taxes paid	$15,094	$727

Supplemental disclosure of non-cash investing and financing activities:
Capital lease and other long-term asset additions	$—	$4,671

Additions under data center facility	$7,813	$7,203

Stock funding of 401(k) match	$—	$4,054

Stock funding of Associate Stock Purchase Plan	$2,070	$2,236

11. Business Segments

We operate in three business segments — Electronic Commerce, Investment Services, and Software, along with a Corporate segment. These reportable segments are strategic business units through which we offer different products and services. We evaluate the performance of our segments based on their respective revenues and operating income (loss). Segment operating income (loss) includes the impact of purchase accounting on deferred revenue and excludes purchase accounting amortization, costs associated with mergers and acquisitions, and the SFAS 123(R) equity-based compensation expense related to stock options granted before the implementation of our current incentive compensation philosophy beginning July 1, 2004, which significantly reduces overall participation and focuses on restricted stock awards with limited stock option grants.

The following sets forth certain financial information attributable to our business segments for the three months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended September 30,
	2007	2006
Revenues:
Electronic Commerce, gross	$214,216	$171,029
Impact of purchase accounting on deferred revenue	(7,425)	—

Electronic Commerce, net	206,791	171,029
Software, gross	47,567	27,968
Impact of purchase accounting on deferred revenue	(4,361)	—

Software, net	43,206	27,968
Investment Services	34,667	29,622

Total	$284,664	$228,619

Segment income from operations:
Electronic Commerce	$74,053	$59,680
Software	5,988	6,354
Investment Services	9,930	5,528
Corporate	(9,973)	(11,688)
Purchase accounting amortization	(13,727)	(10,967)
Impact of purchase accounting on deferred revenue	(11,786)	—
Impact of SFAS 123( R)	(137)	(704)
Costs associated with mergers and acquisitions	(5,343)	—

Income from operations	$49,005	$48,203

12. Income Taxes

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on July 1, 2007. As a result of the implementation of FIN 48, we recorded approximately $16.0 million as a reduction in our opening accumulated deficit. Our total gross balance of unrecognized tax benefits as of July 1, 2007 was approximately $21.0 million. Of this total, $19.8 million (which reflects federal benefits of state taxes) represents the amount of unrecognized tax benefits that, if recognized, would favorably impact our effective tax rate.

We recognize interest and penalties accrued related to unrecognized tax benefits as a component of our income tax provision. As of July 1, 2007, we had approximately $5.2 million accrued for the payment of interest and penalties, which does not include the federal tax benefit of interest deductions, where applicable.

We file income tax returns in the U.S. federal and various state, local and foreign jurisdictions, and with few exceptions, are no longer subject to examinations by tax authorities in these jurisdictions for years prior to fiscal year ended June 30, 2004. The Internal Revenue Service (“IRS”) has completed its audit of the income tax returns for the fiscal years ended June 30, 2004 and 2005. No significant adjustments were made as a result of the fiscal year June 30, 2004 examination. The IRS has issued a proposed assessment of approximately $15.4 million for the fiscal year ended June 30, 2005 examination related to a strategic transaction we entered into in fiscal year 1999; we are pursuing an IRS Appeal related to this issue and it is not expected that a settlement with the IRS will be reached within the next 12 months.

It is reasonably possible that the amount of unrecognized tax benefits will decrease in the next twelve months, upon issuance of the IRS’s final examination report for the fiscal year ended June 30, 2005.

13. Pending Acquisition

On August 2, 2007, we entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Fiserv, Inc. (“Fiserv”) will acquire all of our outstanding shares of common stock for $48.00 per share in cash. Fiserv is a publicly traded Nasdaq company headquartered in Brookfield, Wisconsin and is a provider of technology solutions. On October 15, 2007, we were notified that the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Fiserv, Inc.’s pending acquisition of our company. On October 23, 2007, at a special stockholders meeting, our stockholders adopted the Merger Agreement with the affirmative vote of approximately 78.96% of the shares entitled to vote at the stockholders meeting. We expect the acquisition to close by December 31, 2007, subject to the receipt of other required regulatory approvals and customary closing conditions.